Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated January 27, 1997 included in Reading & Bates Corporation's Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.

                                        ARTHUR ANDERSEN LLP

          Houston, Texas
          November 20, 1997



          Reading & Bates Corporation:

          We are aware that Reading & Bates Corporation has incorporated by reference in this registration statement on Form S-4, its Forms 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997, which include our reports dated April 14, 1997, July 14, 1997, and October 15, 1997 respectively, covering the unaudited interim information contained therein. Pursuant to Regulation C of the Securities Act of 1933, those reports are not considered a part of the registration statement prepared or certified by our firm within the meaning of
          Section 7 and 11 of the Act.

                                     ARTHUR ANDERSEN LLP

          Houston, Texas
          November 20, 1997